Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Protagonist Therapeutics, Inc of our report dated March 12, 2019 relating to the financial statements, which appears in Protagonist Therapeutics, Inc’s Annual Report on Form 10-K for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

October 31, 2019